Certificate No. __________                                       _________Shares


                                 REPUBLIC FUNDS
                        (a Massachusetts Business Trust)

                               --[NAME OF SERIES]

                          Shares of Beneficial Interest
                               (par value $0.0O1)


         THIS CERTIFIES THAT ___________[SPECIMEN]_____________ is the holder of __________________________________________________ fully paid and non-assessable shares of beneficial interest (par value $0.001) of [name of series] (the "Fund"), a series of Republic Funds, a Massachusetts business trust (the "Trust"), transferable only on the books of the Trust by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the transfer agent of the Trust. The aforesaid holder is entitled to require the Trust to purchase all or any part of the shares represented by this Certificate at net asset value, as more fully set forth below.

         The registered holder of this Certificate is entitled to all the rights, interest and privileges of a shareholder as provided by the Declaration of Trust and By-Laws of the Trust as from time to time amended, which are incorporated by reference herein. In particular the shares represented by this Certificate are transferable by the holder, in person or by his duly authorized attorney, but only on surrender of this Certificate properly endorsed and when the transfer is made on the books of the Trust.

         The Declaration of Trust consists of several separate series. The shares of each series would participate equally in the earnings, dividends and assets of that particular series.

         Any shareholder desiring to dispose of his shares may deposit his Certificate duly endorsed in blank or accompanied by an instrument of transfer executed in blank at the office of the Transfer Agent of the Trust, together with an irrevocable offer in writing to sell the shares represented thereby at the net asset value thereof and the Trustees will thereafter purchase said shares for cash (except as described in the current prospectus of the Trust relating to [name of series]) at net asset value. The computation of net asset value, the limitations upon the date of payment and provisions dealing with suspension of the right of redemption in certain emergencies are fully described in said Declaration of Trust and By-Laws as from time to time amended.

         See current prospectus of the Trust relating to [name of series] for further information concerning repurchases of shares by the Trust.

         IN WITNESS WHEREOF, the said Trust has caused this Certificate to be signed by its duly authorized officers.

Dated:______________________________


_____________________________________            Countersigned:
__________________, President
                                                 NAME OF TRANSFER AGENCY BANK,
                                                 TRANSFER AGENT


_____________________________________
_______________, Treasurer
                                                 By_____________________________
                                                    Authorized Signature


                                   ASSIGNMENT

         For Value Received ______________ hereby sell, assign and transfer unto
________________________________________________________________________________
_______________________________________________________________________ Shares
of the within-named Trust represented by the within Certificate and do hereby irrevocably constitute and appoint ________________________________________ to transfer the said Shares on the books of the within-named Trust with full power of substitution in the premises.


Dated_______________________19___.         _____________________________________

                                           SIGNATURE GUARANTEED BY:


                                           _____________________________________
                                           (Signature must be guaranteed)

FT4180